                                                                                                                        Exhibit 12
                                                    NEW YORK TELEPHONE COMPANY
                                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                          (IN MILLIONS)

                                                                                               Year
                                                                 1995           1994          1993          1992           1991


Earnings
   Earnings before Interest Expense,
    Extraordinary Item and Cumulative
    Effect of Change in Accounting Principle                   $  807.3        $659.4         $430.2      $1,219.3      $  911.0

   Federal, State and Local Income Taxes                          226.9         140.4          (67.8)        342.8         157.2

   Estimated Interest Portion of Rental Expense*                   30.2          31.6           36.3          38.9          37.9
                                                               --------        ------         ------      --------      --------
        Total Earnings*                                        $1,064.4        $831.4         $398.7      $1,601.0      $1,106.1
                                                               ========        ======         ======      ========      ========

Fixed Charges
    Total Interest Deductions                                  $  306.8        $314.4         $348.6      $  362.9      $  375.1
    Estimated Interest Portion of Rental Expense*                  30.2          31.6           36.3          38.9          37.9
                                                               --------        ------         ------      --------      --------
        Total Fixed Charges*                                   $  337.0        $346.0         $384.9      $  401.8      $  413.0
                                                               ========        ======         ======      ========      ========

Ratio of Earnings to Fixed Charges                                 3.16          2.40           1.04          3.98          2.68
                                                               ========        ======         ======      ========      ========

* Restated to conform to current year's presentation.




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